CONSENT OF INDEPENDENT AUDITORS
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  March 26, 2003, in the Registration Statement and related
  Prospectus of the UBS PaineWebber Pathfinders Trust,
  Treasury and Growth Stock Series Twenty Four.
  /s/ ERNST & YOUNG LLP
  New York, New York
  April 22, 2003